Exhibit 99.1

TransDigm to Acquire Young & Franklin Inc. and Tactair Fluid Controls Inc.

CLEVELAND, September 6, 2016 /PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG) announced today that it has entered into a definitive agreement to acquire Young & Franklin Inc. (“Young & Franklin”) and its subsidiaries, including Tactair Fluid Controls Inc. (“Tactair” and collectively with Young & Franklin, the “Company”).
The Company manufactures proprietary, highly engineered valves and actuators. Revenues are anticipated to be about $75 million for the fiscal year ending December 2016 with aftermarket comprising approximately 70% of the revenue. Nearly 100% of the revenues are from proprietary products and about 70% of the revenue is aerospace related. The balance is sold to the industrial gas turbine market. The Company is located in Liverpool, New York.
Major platforms include Embraer’s E2, Phenom 300 and Legacy 450/500 programs; Bombardier’s Challenger and Global programs; Mitsubishi MRJ; Lockheed C130J; Bell UH1; and various GE, Solar and other industrial turbine applications.
W. Nicholas Howley, Chairman, President and Chief Executive Officer of TransDigm, stated, “Both Tactair and Young & Franklin are long standing manufacturers of proprietary products with established positions, strong aftermarket content and an outstanding reputation based on product excellence. The highly engineered products will allow us to expand our content on a number of substantial platforms. The Company fits well with our consistent product and acquisition strategy. As with all TransDigm acquisitions, we see opportunities for significant value creation.”
The acquisition, subject to regulatory approvals and other customary closing conditions, is expected to close in the fourth quarter of fiscal 2016.
Advisors
Baker & Hostetler LLP acted as legal advisor to TransDigm. Houlihan Lokey served as financial advisor and Paul Hastings LLP acted as legal advisor to Young & Franklin.
About TransDigm
TransDigm Group Incorporated, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, databus and power controls, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.
Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as "believe," "may," "will," "should," "expect," "intend," "plan," "predict," "anticipate," "estimate," or "continue" and other words and terms of similar meaning may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties which could affect TransDigm's actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm. These risks and uncertainties include but are not limited to failure to complete or successfully integrate the acquisition; that the acquired business does not perform in accordance with our expectations; and other factors. Further information regarding important factors that could cause actual results to differ materially from projected results can be found in TransDigm's Annual Report on Form 10-K and other reports that TransDigm or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:     Liza Sabol
    Investor Relations
    (216) 706-2945
    ir@transdigm.com

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